As filed with the Securities and Exchange Commission on February 6, 2001
                                                 Registration no. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933
                             __________ ___________
                                        -
                                CYBER-CARE, INC.
             (Exact name of Registrant as specified in its charter)

           FLORIDA                                          65-0158479
(State or other jurisdiction                             (I.R.S. Employer
     of incorporation or                              Identification Number)
        organization)

    2500 Quantum Lakes Drive, Suite 1000                      Michael F. Morrell
        Boynton Beach, Florida 33426                   2500 Quantum Lakes Drive, Suite 1000
            (561) 742-5000                                 Boynton Beach, Florida 33426
     (Address, including zip code, and                          (561) 742-5000
   telephone number, including area code,              (Name, address, including zip code,
of registrant's principal executive offices)            and telephone number, including
                                                        area code, of agent for service)


          CYBER-CARE, INC. 1999 INCENTIVE STOCK OPTION PLAN, AS AMENDED
 CYBER-CARE, INC. AMENDED AND RESTATED DIRECTORS' AND EXECUTIVE OFFICERS' STOCK OPTION PLAN
                        RETIREMENT SAVINGS PLAN AND TRUST
HEART LABS OF AMERICA, INC. (FORMER NAME OF CYBER-CARE, INC.) 1996 EMPLOYEE STOCK OPTION PLAN
 HEART LABS OF AMERICA, INC. (FORMER NAME OF CYBER-CARE, INC.) 1996 STOCK OPTION PLAN FOR
                             OFFICERS AND DIRECTORS
                            (Full Title of the Plans)
                                ----------------
                                    COPY TO:
                               Thomas C. Pritchard
                            Brewer & Pritchard, P.C.
                             3 Riverway, 18th Floor
                              Houston, Texas 77056
                              Phone (713) 209-2950
                               Fax (713) 659-2430
                                ----------------
                         CALCULATION OF REGISTRATION FEE
-------------------------- ------------- ------------- -------------- -----------

                                           Proposed      Proposed
                                           Maximum        Maximum
        Title of              Amount       Offering      Aggregate      Amount of
    Securities To Be          Being         Price        Offering     Registration
       Registered          Registered(1) Per Share(2)    Price(2)         Fee
-------------------------- ------------- ------------- -------------- -----------
Issuance of Common
Stock, par value $.0025
per share                  13,733,467       $4.125     $56,650,551        $14,163
-------------------------- ------------- ------------- -------------- -----------
Resale of Common Stock,
par value $.0025 per
share                       1,562,500       $4.125      $6,445,313         $1,611
-------------------------- ------------- ------------- -------------- -----------
TOTAL
                           15,295,967       $4.125     $63,095,863        $15,774
-------------------------- ------------- ------------- -------------- -----------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the high and low prices of the Common Stock as reported by the Nasdaq National Market on February 5, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus to be sent or given to participants in our 1996 Employee Stock Option Plan, 1996 Officers' and Directors' Plan, 1999 Incentive Stock Option Plan, as amended, Amended and Restated Directors' and Executive Officers' Stock Option Plan, and our Retirement Savings Plan and Trust is omitted from the Registration Statement in accordance with Rule 428(b)(1) under the Securities Act, and the Note to Part I of Form S-8.

                                   PROSPECTUS
                                CYBER-CARE, INC.
                            -------------------------
                                    1,562,500
                                  COMMON STOCK
                           --------------------------

      We will not receive any portion of the proceeds resulting from the sale of the shares offered by the selling stockholders under this prospectus. We will pay all costs and expenses incurred in connection with the registration of the shares. The selling stockholders will pay the costs associated with any subsequent sales of the registered shares, including any concessions, commissions, fees and applicable transfer taxes.

      Our common stock is quoted on the Nasdaq National Market under the symbol "CYBR." On February 5, 2001 the last reported sales price of the common stock was $4.4375.
                         ------------------------------

AN INVESTMENT IN THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. CONSIDER CAREFULLY THE RISK FACTORS APPEARING ON PAGE 4.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE COMPANY THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS PROSPECTUS OR IN OUR DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SEC. ACCORDINGLY, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION YOU SHOULD NOT RELY ON IT.

      IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO BUY THE SECURITIES OFFERED BY THE PROSPECTUS, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS PROSPECTUS DOES NOT EXTEND TO YOU.

                               -------------------

                 The date of this prospectus is February 6, 2001

                                TABLE OF CONTENTS

                                                                          PAGE

Incorporation of Certain Documents by Reference..............................4

Where You Can Find More Information..........................................4

Forward Looking Statements ..................................................4

The Company..................................................................5

Risk Factors.................................................................5

Use of Proceeds.............................................................10

Selling Stockholders........................................................10

Plan of Distribution........................................................10

Resale of Shares by Affiliates..............................................11

Experts.....................................................................11

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the information that we file later with the SEC will automatically update and supersede this information. We will incorporate by reference the documents listed below and any future filings we make we will make with the SEC under Section 13 (a), 13 (c), 14 or 15 (d) of the Securities Exchange Act of 1934:

      1. Our annual report on Form 10-KSB for the fiscal year ended December 31, 1999.

      2. Our quarterly report on Form 10-QSB for the period ended March 31, 2000.

      3. Our quarterly report on Form 10-QSB for the period ended June 30, 2000.

      4. Our definitive proxy statement for the fiscal year ended December 31, 1999 filed with the SEC on July 10, 2000.

      5. Our quarterly report on Form 10-QSB for the period ended September 30, 2000.

      6.    Our current report on Form 8-K dated September 15, 2000.

      7. The description of our common stock contained in our registration statement on Form S-3/A dated May 3, 2000.

      You may request a copy of these filings, at no cost by writing or telephoning Linda Moore, the Secretary of Cyber-Care at the following address:
2500 Quantum Lakes Drive, Boynton Beach, Florida, 33426, (561) 742-5000.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from the SEC's website at "http;//www.sec.gov."

      We have filed a registration statement on Form S-8 with the SEC. Certain information contained in the registration statement is omitted from this prospectus. You may refer to the registration statement, its exhibits and schedules for further information with respect to the Company and the securities offered by this prospectus. You may obtain copies of the registration statement, its exhibits and schedules in the locations described above.

                           FORWARD-LOOKING STATEMENTS

      The statements made in this prospectus or in the documents we have incorporated by reference that are not statements of historical fact, are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate" or "believe," or similar terminology.

      The forward-looking statements include discussions about business strategy and expectations concerning market position, future operations, margins, profitability, liquidity and capital resources, and statements concerning the integration into our business of the operations we have acquired. Although we believe that the expectations in such statements are reasonable, we cannot give any assurance that those expectations will be correct.

      We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

       Our operations are subject to several uncertainties, risks and other influences, many of which are outside our control and any one of which could materially affect our results of operations and ultimately prove the statements we make to be inaccurate.

      Important factors that could cause actual results to differ materially from our expectations are discussed under the heading "Risk Factors," and elsewhere in this prospectus and in documents incorporated in this prospectus by reference.

                                   THE COMPANY

      We are now a network-based telehealth solutions company utilizing our patented Internet-based technology system that provides for remote monitoring of individuals transitioning from a medical ancillary service company. We are developing a family of Electronic HouseCall(TM) System (EHC) products utilizing patented technology to creaTE communications between chronically ill patients and a network of healthcare providers using simultaneous transfers of voice, video and medical diagnostic data. The EHC monitoring system, which has been cleared by The Food and Drug Administration, collects patient vital signs using devices such as an electronic stethoscope, thermometer, blood pressure cuff, pulse oximeter and glucometer. The results are available, for real-time review by the care provider and are stored in a secured central database for retrieval.

      The care provider may measure results against a patient's historic data, enabling the delivery of improved patient care and more effective disease management. We also have a physical, occupational and speech therapy business and an institutional pharmacy business, which have historically provided the majority of our revenues.

                                  RISK FACTORS

      The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire sum invested in these shares. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our stock could decline, and you may lose all or part of your investment.

THE HEALTHCARE INDUSTRY IS SUBJECT TO EXTENSIVE LAWS AND REGULATIONS, WHICH COULD IMPAIR OUR ABILITY TO CONDUCT BUSINESS.

      The healthcare industry in general and the medical ancillary service business in particular are subject to extensive federal, state and local regulation relating to licensure, conduct of operations, ownership of facilities, environment rules, privacy and security of identifiable health information, pricing and reimbursement policies. We must comply with the United States Food and Drug Administration guidelines governing certain of our products and services. We believe that the healthcare industry and its rules and regulations will continue to change, requiring us to modify our agreements and operations from time to time. It is possible that the subsequent adoption of laws or interpretations of existing laws will further regulate, restrict or otherwise adversely affect our business.

WE HAVE A HISTORY OF LOSSES AND A SUBSTANTIAL ACCUMULATED DEFICIT AND THERE IS NO ASSURANCE THAT WE WILL BE PROFITABLE.

      To date, we have been unable to generate revenue sufficient to be profitable on a consistent basis. Consequently, we have sustained substantial losses. Net losses for the year ended December 31, 1999 and the nine months ended September 30, 2000 were $10,808,451 and $15,045,950, respectively. As of September 30, 2000, we had working capital of $41,075,081. Accumulated deficits as of December 31, 1999 and September 30, 2000 were $38,451,795 and $53,497,745, respectively. There can be no assurance that we will ever achieve the level of revenues needed to be profitable in the future or, if profitability is achieved, that it will be sustained.

WE INTEND TO ACQUIRE VARIOUS COMPANIES, WHICH WILL SUBJECT US TO ALL OF THE RISKS ASSOCIATED WITH A GROWING COMPANY.

      We intend to grow through strategic alliances and by acquiring and developing telehealth businesses and other related businesses. There can be no assurance that suitable acquisitions will be available or that acquisitions can be negotiated on acceptable terms, or that the operations of acquired businesses can be integrated effectively into our operations. Competition for suitable acquisition candidates is expected to be intense and many of our competitors will have greater resources than we have. Our failure to implement our acquisition strategy could have a material adverse effect on our financial performance and, moreover, the attendant risks of expansion could also have a material adverse effect on our business.

      Our growth strategy will result in significant additional demands on our infrastructure, and will place a significant strain on our management, administrative, operational, financial and technical resources, and increased demands on our systems and controls. Additional capital may be needed and there can be no assurance that we will be able to obtain sufficient resources to support our current and future acquisitions and growth. The inability to continue to upgrade our operating and financial control systems, the emergence of unexpected expansion difficulties or failure to manage our proposed expansion properly could have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO PROTECT OUR PATENTS AND PROPRIETARY TECHNOLOGY, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

      Our ability to compete effectively in the healthcare industry will depend on our success in developing and marketing our products and services and/or acquiring other suitable technology businesses and protecting our proprietary technology, both in the United States and worldwide. We currently have the exclusive license for the use of two patents issued and the future license rights to several patents pending. We intend to file additional patents that we deem to be economically beneficial in the future. If we are not successful in obtaining new patents and defending existing patents or demonstrating that our technology is proprietary under trade secret laws, we will have limited protection against those who might copy our technology. We cannot assure you that any future or existing patent applications will be approved. In addition, we may incur substantial costs in defending any patent or license infringement suits or in asserting any patent or license rights, including those granted by third parties. Consequently, the Company may not have sufficient capital to defend such interests.

      Although we have and will continue to enter into confidentiality, covenant not to compete and invention agreements with our employees, consultants, partners and acquisition targets there can be no assurance that such agreements will be honored or that we will be able to adequately protect our rights to our non-patented trade secrets and know-how.

      There may be competition and new technology which may have a material adverse effect on our business.

WE CANNOT GUARANTEE YOU THAT OUR PRODUCTS WILL BE FULLY DEVELOPED OR ACCEPTED BY THE MARKETS.

      We cannot assure you that physicians, other medical providers, government agencies or the medical community in general will accept and utilize our products and services. The extent that, and rate of which, these products achieve market acceptance and penetration will depend on many variables including:

      o     a timely penetration of the market;

      o the establishment and demonstration in the medical community of the clinical safety, efficacy and cost-effectiveness of these products and services;

      o     the advantage of these products over existing technology;

      o     third-party reimbursement practices; and

      o the availability of component parts and our manufacturing, quality control, marketing and sales efforts.

      There can be no assurance that our potential customers will accept our technology or services.

OUR PRODUCTS AND SERVICES HAVE A LONG SALES CYCLE AND MAY BE DISRUPTIVE TO THE EXISTING BUSINESS MODELS OF OUR CUSTOMERS.

      Similar risks will confront any other products and services we develop in the future. Failure of our products and services to gain market acceptance would have a material adverse effect on our business, financial condition, and results of operations.

WE WILL BE DOING BUSINESS IN FOREIGN COUNTRIES WHICH EXPOSE OUR BUSINESS TO UNUSUAL ADDITIONAL RISKS WHICH COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR BUSINESS.

      We have initiated network operations in foreign countries. As such we are exposed to differing laws, regulations and business cultures which may adversely impact our business. We have risks associated with currency exchange as a result of operations in these countries. We may also be exposed to economic and political instability and international unrest. Although we have and will continue to enter into agreements with our partners and customers that attempt to minimize these risks there can be no assurance that such agreements will be honored or we will be able to adequately protect our interests.

THE NATURE OF OUR BUSINESS EXPOSES US TO PROFESSIONAL AND PRODUCT LIABILITY CLAIMS, WHICH COULD MATERIALLY ADVERSELY IMPACT OUR OPERATIONS.

      Our business and technology exposes us to potential professional and product liability risks. We cannot assure you that we will not be subjected to future claims and potential liability. We maintain insurance against professional and product liability and defense costs in the amount of $10,000,000 per occurrence and $10,000,000 in the aggregate. We cannot be sure that this insurance will be adequate to cover any liabilities that result from the use of our products and services. Also, we may not be able to afford this form of insurance in the future.

THE LOSS OF CERTAIN MEMBERS OF OUR MANAGEMENT TEAM COULD MATERIALLY ADVERSELY AFFECT CYBER-CARE.

      We are dependent to a significant extent on the continued efforts and abilities of our chairman, Michael Morrell, President, Paul Pershes, chief operating officer, Dana Pusateri, and senior vice president, John Haines. Notwithstanding our ownership of a one million dollar key-man life insurance policy on each of Mr. Morrell, Mr. Pershes, Mr. Pusateri and Mr. Haines, if we were to lose the services of any of these individuals or other key employees before a qualified replacement could be obtained, our business could be materially adversely affected.

SUBSTANTIALLY ALL OF OUR SHARES ARE ELIGIBLE FOR RESALE, WHICH MAY HAVE A DEPRESSIVE EFFECT ON THE MARKET AND MAY DECREASE THE CURRENT MARKET PRICE.

      As of December 31, 2000, we have 64,774,782 shares of our common stock outstanding, of which substantially all can be sold under an effective registration statement or under Rule 144. Under Rule 144, a person who has held restricted securities for a period of one year may sell a limited number of shares to the public in ordinary brokerage transactions. Sales under Rule 144 may have a depressive effect on the market price of our common stock due to the potential increased number of publicly held securities. The timing and amount of sales of common stock that are currently eligible to be resold pursuant to Rule 144 or pursuant to this registration statement could have a depressive effect on the future market price of our common stock.

WE EXPECT TO EXPERIENCE VOLATILITY IN OUR STOCK PRICE.

      The market price for securities in our industry historically has been highly volatile. Within the last fifteen months, the price of our stock has fluctuated between $40.00 and $1.65. The price of our common stock may be subject to fluctuations in response to:

      o     quarter to quarter variations in operating results;

      o     vendor additions or cancellations;

      o     creation or elimination of funding opportunities;

      o favorable or unfavorable coverage of our officers and Company by the press; and

      o     the availability of products, technology and services.

WE ARE THE SUBJECT OF SECURITIES CLASS ACTION LITIGATION.

      We are currently the subject of consolidated class action lawsuits against us and certain of our executive officers alleging violations of federal securities laws. The actions seek unspecified damages and costs. Securities litigation could result in substantial costs and divert management's attention and resources. We cannot assure you of the outcome of this litigation or the impact that these lawsuits or other similar claims or suits will have on us or our financial condition.

NEW LEGISLATIVE DEVELOPMENTS COULD RESULT IN FINANCIAL HARDSHIP.

      Proposed legislation regarding healthcare reform has been introduced before many state legislatures. Any such reforms at the federal or state level could significantly alter patient-provider relationships. State and federal agency rule-making addressing these issues is also expected. No predictions can be made as to whether future healthcare reform legislation, similar legislation or rule-making will be enacted or, if enacted, its effect on us. Any federal or state legislation prohibiting investment interests in, or contracting with, us by physicians or healthcare providers for which there is no statutory exception or safe harbor would have a material adverse effect on our business, financial condition and results of operations.

CHANGES IN PAYMENT FOR MEDICAL SERVICES COULD HARM OUR BUSINESS.

      We believe that trends in cost containment in the healthcare industry will continue to result in a reduction in per-patient revenues. The federal government has implemented, through the Medicare program, a payment methodology for physician services. This methodology is a fee schedule that, except for certain geographical and other adjustments, pays similarly situated physicians the same amount for the same services. The schedule is adjusted each year and is subject to increases or decreases at the discretion of Congress. We cannot assure you that any reduced operating margins could be recouped by us through cost reductions, increased volume, introduction of additional procedures or otherwise. Rates paid by non-governmental insurers, including those that provide Medicare supplemental insurance, are based on established physician, ambulatory surgery center and hospital charges, and are generally higher than Medicare payment rates. A change in the makeup of the patient mix of our practices as well as those that we manage that results in a decrease in patients covered by private insurance or a shift in private pay payment structures could adversely affect our business, financial condition or results of operations.

DIVIDEND POLICY

      We have never paid dividends on our common stock. We do not expect to pay dividends on our common stock any time in the foreseeable future except with respect to a prospective inkind dividend on our air ambulance transaction. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.

WE COULD USE PREFERRED STOCK TO RESIST TAKEOVERS WHICH MAY ALSO CAUSE POTENTIAL ADDITIONAL DILUTION.

      Our Certificate of Incorporation authorizes 20,000,000 shares of preferred stock, of which at December 31, 2000, 19,800,000 shares of preferred stock were available for issuance. Our articles of incorporation gives our board of directors the authority to issue preferred stock without approval of our shareholders. We may issue additional shares of preferred stock to raise money to finance our operations. We may authorize the issuance of the preferred stock in one or more series. In addition, we may set the following terms.

      o     dividend and liquidation preferences,

      o     voting rights,

      o     conversion privileges,

      o     redemption terms, and

      o     other privileges and rights of the shares of each authorized series.

      The issuance of large blocks of preferred stock could possibly have a dilutive effect to our existing shareholders. It can also negatively impact our existing shareholders' liquidation preferences. In addition, while we include preferred stock in our capitalization to improve our financial flexibility, we could possibly issue our preferred stock to friendly third parties to preserve control by present management.

OUR BUSINESS WILL SUFFER IF HEALTHCARE PARTICIPANTS DO NOT ACCEPT INTERNET SOLUTIONS.

      Our business model depends on the adoption of Internet solutions by healthcare participants. Our ability to generate revenues could suffer dramatically if Internet solutions are not accepted or are not perceived to be effective.

      The Internet infrastructure may be unable to support the demands placed on it by continued growth and use of the Internet. The adoption of Internet solutions by healthcare participants will require the acceptance of a new way of conducting business and exchanging information. To maximize the benefits of our platform, healthcare participants will have to be willing to allow sensitive information to be stored in our databases and to conduct healthcare transactions over the Internet.

IF OUR SYSTEMS EXPERIENCE SECURITY BREACHES OR ARE OTHERWISE PERCEIVED TO BE INSECURE, OUR REPUTATION WILL SUFFER.

      A material security breach could damage our reputation or result in liability. We retain confidential customer and patient information in our processing centers. We may be required to spend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Any well-publicized compromise of Internet security could deter people from using the Internet or from conducting transactions that involve transmitting confidential information, including confidential healthcare information. Therefore, it is critical that these facilities and infrastructure remain secure and are perceived by the marketplace to be secure. Despite the implementation of security measures, this infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems.

OUR BUSINESS WILL BE HARMED IF WE ARE UNSUCCESSFUL IN RESPONDING TO RAPID TECHNOLOGY CHANGES IN OUR MARKETS.

      Healthcare information exchange and transaction processing is a relatively new and evolving market. The pace of change in our markets is rapid and there are frequent new product introductions and evolving industry standards. We may be unsuccessful in responding to technological developments and changing customer needs. In addition, our applications and services offerings may become obsolete due to the adoption of new technologies and standards.

OUR PLATFORM INFRASTRUCTURE AND SCALABILITY ARE NOT PROVEN AND WE MAY FAIL TO RESPOND TO NEW GROWTH.

      To date, we have processed a limited number and variety of transactions over our platforms. Similarly, a limited number of healthcare participants use these platforms. Our systems may not accommodate increased use while maintaining acceptable overall performance. We must continue to expand and adapt our network infrastructure to accommodate additional users, increased transaction volumes and changing customer requirements. This expansion and adaptation will be expensive and will divert our attention from other activities.

RISK OF DEFAULT ON THE SALE OF OUR AIR AMBULANCE SEGMENT WHICH WE HAVE FINANCED.

      In September 2000, we entered into an agreement to sell our international air ambulance segment for $8,500,000 plus assumption of all debt of the segment. The purchaser, headed by one of our former board members, paid $2,400,000 in Cyber-Care common stock and issued us a $6,100,000 short-term note bearing interest at 10%, and collateralized by the acquired assets. The purchaser also assumed approximately $18,400,000 in debt. The sale requires the purchaser to refinance the existing debt and repay the monies due Cyber-Care. Accordingly, there is a risk that may require us to take back the division in the event of default on the note.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of any shares offered hereby. The selling shareholders will receive all of the net proceeds from the sale of such shares.

                              SELLING STOCKHOLDERS

      Shares of our common stock which are presently eligible for sale pursuant to this prospectus or which may become eligible for sale pursuant to this prospectus, whether or not the holders have any present intent to do so, are shares which have been acquired by our officers and directors from time to time upon exercise of options granted pursuant to the our Amended and Restated Directors and Executive Officers' Stock Option Plan (collectively the "Shares"). The names of such persons, the number of Shares to be resold and other relevant information are set forth on appendix A hereto.

                              PLAN OF DISTRIBUTION

      Pursuant to this prospectus, the selling stockholders, or by certain pledgees, donees, transferees or other successors in interest to the selling stockholders, may sell Shares from time to time in transactions on the Nasdaq National Market, in privately-negotiated transactions or by a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

      Other methods by which the Shares may be sold include, without limitation:
(1) transactions which involve cross or block trades or any other transaction permitted by the Nasdaq National Market, (2) "at the market" to or through market makers or into an existing market for the common stock, (3) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, (4) through transactions in options or swaps or other derivatives (whether exchange-listed or otherwise),
(5) through short sales, or (6) any combination of any other such methods of sale. The selling stockholders may also enter into option or other transaction with broker-dealers which require the delivery to such broker-dealers of the Shares offered hereby which Shares such broker-dealer may resell pursuant to this prospectus.

      The selling stockholders and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined under the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

      There is no assurance that the selling stockholders will sell all or any of the Shares, which may be offered hereby.

                         RESALE OF SHARES BY AFFILIATES

      The Shares offered hereby may be resold freely, except that any selling stockholder deemed to be an "affiliate" of the company within the meaning of those terms under the Securities Act and the rules and regulations promulgated thereunder, may only sell the Shares limited to the amount specified in Rule 144(e) of the Securities Act which allows them to sell, within any three-month period, up to the number of shares that does not exceed the greater of: (1) one percent of the then outstanding shares of common stock of the company, or (2) the average weekly trading volume during the four calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with the broker.

      An employee who is not an executive officer or director of the company generally will not be deemed to be an "affiliate" of the company. In addition, the acquisition of shares of common stock by officers and directors of the company through the exercise of options will generally not be considered a "purchase," but the sale thereof will generally be considered a "sale" for
Section 16(b) of the Exchange Act.

                                    EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on form 10-KSB for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

      Grant Thornton LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on form 10-KSB for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this registration statement. Our financial statements are incorporated by reference in reliance on Grant Thornton LLP's report, given on their authority as experts in accounting and auditing.

                                   APPENDIX A

                      CYBER-CARE, INC. AMENDED AND RESTATED
              DIRECTORS' AND EXECUTIVE OFFICERS' STOCK OPTION PLAN

      The following is a summary of our 1999 Amended and Restated Directors' and Executive Officers' Stock Option Plan, see Exhibit 10.2, as amended, for the full terms and condition of the plan which is attached hereto. We have reserved 9,000,000 shares of our common stock to be issued pursuant to the plan. The resale of 1,562,500 shares of common stock issued upon exercise of options granted under the plan are being registered hereby.

      SUMMARY

      The purpose of this plan is to foster and promote our financial success and increase stockholder value by strengthening our capability to develop and maintain an outstanding management team and to encourage the performance of that team by the offering of financial incentives by way of an ownership interest in the company. Further, the plan will allow us to attract and retain outstanding individuals willing to serve on the board and to participate in our long-term growth and financial success.

      ELIGIBILITY. All members of our board and our executive officers are eligible to receive grants of options.

      NUMBER OF STOCK OPTIONS. The plan allows us to grant up to 9,000,000 stock options to our board and executive officers.

      EXERCISE PRICE. The exercise price of each option is equal to the fair market value of our common stock underlying the option at the time of grant. The exercise price may be paid (i) in cash or by cashier's check, or (ii) by delivery of shares of common stock already owned by the eligible director or executive officer, which have a fair market value, at the time of exercise, equal to the aggregate exercise price.

      NON-TRANSFERABILITY AND RESTRICTIONS ON EXERCISES. No option granted under the Officers and Directors Plan is transferable by the eligible director or executive officer other than by will or the laws of descent and distribution. An option is only exercisable by the eligible director or executive officer during his/her lifetime. In the event of the eligible director or executive officer's death, the personal representative or the person who acquires the right to exercise the option by bequest or inheritance may exercise the options at any time during the lesser of (i) the remaining term of the option, or (ii) one year from the date of the eligible director or executive officer's death.

      TERM OF THE OPTIONS. All options granted under the Officers and Directors Plan expire, if not previously exercised, ten (10) years from the date of grant. If the eligible director or executive officer's membership on the board or employment terminates for any reason, any options held on such date terminate upon the lesser of (i) one year from the date of termination, or (ii) the remaining term of the option.

      TAX CONSEQUENCES. Under present tax law, the federal income tax treatment of options granted under the Officers and Directors Plan is as generally described below. Local and state tax authorities may also tax compensation awarded under the Officers and Directors Plan.

      ANTI-DILUTION PROVISIONS. In the event of a change, such as a stock split or stock dividend, in the company's capitalization, which results in a change in the number of outstanding shares of common stock, without receipt of consideration, an appropriate adjustment will be made in the exercise price of, and the number of shares subject to, all outstanding options. An appropriate adjustment will also be made in the total number of shares authorized for issuance under the Officers and Directors Plan.

      RELOAD OPTIONS. The Officers and Directors Plan provides for the grant of reload options to an optionee who would pay all, or part of, an option exercise price by the delivery of shares of common stock already owned by such optionee, at the discretion of the board. Reload options would be granted for each share so tendered. The exercise price of such reload options is the fair market value of the common stock on the date the original option is exercised. All other terms of the reload options are identical to the terms of the original option.

FEDERAL INCOME TAX CONSEQUENCES

      Options granted under our Stock Option Plan may be either ISOs which satisfy the requirements of Section 422 of the Internal Revenue Code, or NQOs which are not intended to satisfy these requirements. The federal income tax treatment for the two types of options differ as follows:

      INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize regular taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

      Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

         If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee's disposition of the purchased shares.

      NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of an NQO. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. We will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

      The grant of any options does not obligate the company to continue the employment of any employee for any particular period. The board may alter, amend, suspend, or terminate the plan or any option at any time, provided that the board may not change the total number of shares of common stock available for options, extend the duration of the options, increase the maximum term of the options, decrease the option price, or materially modify the eligibility requirements of the plan.

The following table shows the shares available for resale, which are being offered hereby.

PARTICIPANTS              SHARES TO BE
                             RESOLD
                          ------------
Kobrin, Arthur*              50,000
Moore, Linda*               175,000
Morrell, Michael*         1,000,000
Pershes, Paul*              200,000
Barber, Glen**              137,500
                          ---------
Total                     1,562,500
                          =========

      ALTHOUGH ALL OF THE ABOVE PERSONS WILL BE ELIGIBLE TO SELL PURSUANT TO THIS RE-OFFER PROSPECTUS THE NUMBER OF SHARES WHICH WERE ACQUIRED BY THEM UPON EXERCISE OF OPTIONS AS SET FORTH ABOVE, THEY HAVE NO PRESENT INTENTION TO DO SO. IN ADDITION, THE SALE OF SUCH SHARES IS SUBJECT TO RULE 144 AND OUR WINDOW POLICY WHICH LIMITS THE SALE OF SHARES BY EMPLOYEES OF THE COMPANY TO A TWO WEEK PERIOD AFTER AN EARNINGS RELEASE.

      *This person is currently deemed to be an "affiliate" of the company and the amount of shares to be sold pursuant to the re-offer prospectus is limited to the amount specified in Rule 144(e) of the Securities Act. See "Resale of Shares by Affiliates."

      **This person will be deemed to be an "affiliate" of the company for a ninety (90) day period from November 28, 2000, and the amount of shares to be sold pursuant to the re-offer prospectus is limited to the amount specified in Rule 144(e) of the Securities Act for that period. See "Resale of Shares by Affiliates."

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by the company with the SEC are incorporated herein by reference:

      1. The company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, or, either (1) the company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the company's latest fiscal year for which such statements have been filed, or (2) the company's effective registration statement on Form 10-KSB filed under the Exchange Act containing audited financial statements for the company's latest fiscal year;

      2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

      3. The description of the common stock that is contained in a registration statement or amendment thereto filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Pursuant to our Articles of Incorporation, and as permitted by the Florida Business Corporation Act, we may indemnify our directors and officers under certain circumstances against reasonable expenses (including court costs and attorney's fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and the Company has the financial ability to honor the indemnity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Any restricted securities to be offered or resold pursuant to this registration statement were issued pursuant to an exemption under Section 4(2) of the Securities Act, as a non-public offering of securities.

ITEM 8.  EXHIBITS

      The following exhibits are filed as part of this registration statement:

EXHIBIT NO.             IDENTIFICATION OF EXHIBIT


  5.1(1)   -- Opinion Regarding Legality
 23.1(1)   -- Consent of Brewer & Pritchard, P.C. (included in Exhibit 5.1)
 23.2(1)   -- Consent of Ernst & Young LLP
 23.3(1)   -- Consent of Grant Thornton
---------------------
(1)   Filed herewith.

ITEM 9.  UNDERTAKINGS

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                        Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boynton Beach, State of Florida, on the date below.

DATED:   February 6, 2001                 CYBER-CARE, INC.

                                          By: /S/ PAUL C. PERSHES
                                                Paul C. Pershes
                                                President and Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                      TITLE                       DATE


/S/ ARTHUR KOBRIN              Senior Vice President and     February 6, 2001
Arthur Kobrin                  Chief Accounting Officer

/S/ LINDA MOORE                Senior Vice President and     February 6, 2001
Linda Moore                    Secretary

/S/ PETER MURPHY               Director                      February 6, 2001
Peter Murphy

/S/ ALAN ADELSON               Director                      February 6, 2001
Alan Adelson

/S/ TED ORLANDO                Director                      February 6, 2001
Ted Orlando

/S/ DANA PUSATERI              Director                      February 6, 2001
Dana Pusateri

/S/ TERRY LAZAR                Director                      February 6, 2001
Terry Lazar